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                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

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
Name of Subsidiary                               State/Country of Incorporation
------------------                               ------------------------------
L. Perrigo Company                               Michigan
Perrigo Pharmaceuticals Company                  Michigan
Perrigo International Inc.                       Michigan
Perrigo Company of South Carolina Inc.           Michigan
Perrigo Sales Corporation                        Michigan
Perrigo International Holdings Inc.              Michigan
Perrigo Research and Development Company         Michigan
Perrigo Company of Tennessee Inc.                Tennessee
Perrigo New York, Inc.                           Delaware
Clay Park Industries Inc.                        Delaware
Clay Park Distributors Inc.                      Delaware
ChemAgis USA Inc.                                Delaware
Perrigo de Mexico S.A. de C.V                    Mexico
Quimica y Farmacia S.A. de C.V.                  Mexico
Perrigo do Brasil Ltda.                          Brazil
Wrafton Laboratories Limited                     United Kingdom
Perrigo U.K. Acquisition Limited                 United Kingdom
Wrafton Trustees Limited                         United Kingdom
Barum Limited                                    United Kingdom
Perrigo U.K. Limited                             United Kingdom
Perrigo Ventures Limited Partnership             United Kingdom
Perrigo UK FINCO Limited Partnership             United Kingdom
Perrigo Israel Holdings Ltd.                     Israel
Perrigo Israel Pharmaceuticals Ltd.              Israel
Chemagis Ltd.                                    Israel
Perrigo Israel Opportunities II Ltd.             Israel
Elite Soap Manufacturers (1986) Ltd.             Israel
Vesteck Ltd.                                     Israel
Agis Commercial Agencies (1989) Ltd.             Israel
Arginet Investments and Property (2003) Ltd.     Israel
Careline (Pharmagis) Ltd.                        Israel
Agis Investments (2000) Ltd.                     Israel
Dovechem Ltd.                                    Israel
Neca Chemicals (1952) Ltd.                       Israel
Neca Marketing (1983) Ltd.                       Israel
Pharma Clal Ltd.                                 Israel
Agis Distribution & Marketing (1989) Ltd.        Israel
Neca Cosmetics Products (1990) Ltd.              Israel
Perrigo Israel Limited Partnership               Israel
Perrigo Laboratories India Private Ltd.          India
ChemAgis B.V.                                    Netherlands
ChemAgis Germany GmbH                            Germany
Perrigo China Business Trustee, LLC              Delaware
Perrigo China Business Trust                     China
Perrigo Denmark K/S                              Denmark
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